TO:  PR NEWS WIRE
DISTRIBUTION
US 2
IRW


                              FOR IMMEDIATE RELEASE

              DEL LABORATORIES, INC., REPORTS THIRD QUARTER RESULTS



UNIONDALE, N.Y., October 28, 2003 --- Del Laboratories, Inc. (AMEX:DLI) today announced results for the third quarter and nine months ended September 30, 2003.

Net sales for the third quarter of 2003 were $99,716,000, an increase of 4.7% compared to third quarter 2002 net sales of $95,215,000. Net earnings for the third quarter of 2003 were $4,651,000, or $0.50 per basic share compared to $5,096,000, or $0.56 per basic share in the third quarter of 2002. The third quarter of 2003 was adversely impacted by the Company's higher advertising and display costs compared to 2002 of approximately $2,350,000 ($1,450,000 after-tax), primarily in support of its new Sally Hansen Healing Beauty product line and its core Sally Hansen franchise.

Net sales for the first nine months of 2003 were $291,055,000, an increase of 8.4% compared to the first nine months of 2002 net sales of $268,417,000. Net earnings for the first nine months of 2003 were $13,916,000 or $1.52 per basic share, including charges of $1,850,000 recorded in the second quarter and $119,000 recorded in the third quarter (totaling $1,213,000 after-tax, or $0.13 per basic share) related to severance costs associated with the relocation of all Farmingdale, N.Y. manufacturing operations to Rocky Point, North Carolina. For the first nine months of 2002 the Company reported net earnings of $14,633,000, or $1.62 per basic share. The nine month results of prior year include an after-tax gain of $1,457,000, or $0.16 per basic share from the sale of vacant land in February 2002.

Dan K. Wassong, Chairman, President and Chief Executive Officer, said, "As our operating results for both the third quarter and nine months indicate, even in this difficult economic climate, we performed well. Driving our sales and earnings was the continued solid performance of our core brands. In our cosmetics business, Sally Hansen remains the number one brand in the mass market nail care category with a 26% share of market for the quarter, as reported by ACNielsen. In our over-the-counter pharmaceutical business, Orajel continues as the leader in the oral analgesics category with a 30% share of market for the quarter, as reported by Information Resources, Inc.

"As noted above, we made substantial investments in our business during the third quarter of 2003. The recent introduction of Sally Hansen Healing Beauty, a line of skin care makeup, is receiving favorable acceptance by our customers as we successfully added a new product line under the Sally Hansen brand. We believe that our ability to increase our advertising and to make such a strong commitment to the brand will enable us to continue to build depth and breadth into one of the most successful brand names in our industry. Such investments in our core cosmetics business will, we believe, enable us to continue our positive momentum in this year and permit us to achieve our long-term growth objectives in future years as well."

TO:  PR NEWS WIRE
DISTRIBUTION
US 2
IRW

Page 2           DEL LABORATORIES, INC., REPORTS THIRD QUARTER RESULTS



                                          Condensed Statements of Consolidated Earnings
                                             (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                         Three Months Ended           Nine Months Ended
                                            September 30                September 30
                                           2003       2002           2003          2002
                                             (Unaudited)                (Unaudited)
                                        -------------------       -----------------------

Net sales                               $99,716     $95,215       $291,055      $268,417

Net earnings (1)                        $ 4,651     $ 5,096       $ 13,916      $ 14,633




Earnings per common share (1) and (2)
                          Basic         $  0.50     $  0.56       $   1.52      $   1.62
                          Diluted       $  0.48     $  0.54       $   1.45      $   1.56

Weighted average common
shares outstanding (2)
                          Basic           9,230       9,095          9,170         9,023
                          Diluted         9,723       9,418          9,585         9,391



(1) The nine month results of 2003 include charges for severance costs of $1,850,000 in the second quarter and $119,000 in the third quarter (totaling $1,213,000 after-tax, or $0.13 per basic share) and in the first quarter of 2002 an after-tax gain of $1,457,000 ($0.16 per basic share) from the sale of vacant land.

(2) All share and per share amounts have been adjusted to reflect the 5% stock dividend distributed December 27, 2002.

TO: PR NEWS WIRE
DISTRIBUTION
US 2
IRW



Page 3          DEL LABORATORIES, INC., REPORTS THIRD QUARTER RESULTS




Del Laboratories, Inc., markets and manufactures cosmetics and over-the-counter pharmaceuticals. Its major brands include SALLY HANSEN HARD AS NAILS(R), America's number one nail protection, HEALING BEAUTY(R) skin care makeup, CORNSILK(R) face makeup, LACROSS(R) nail and beauty implements, lip color, skin care, bleaches and depilatories, all under the SALLY HANSEN brand franchise, NATURISTICS(R) cosmetics, and N.Y.C. New York Color(R) cosmetics. The Company's Del Pharmaceuticals subsidiary includes ORAJEL(R), the number one brand of topical oral analgesics, ARTHRICARE(R), PRONTO(R), DERMAREST(R) PSORIASIS, AURO-DRI(R), TANAC(R) and PROPA pH(R).

Certain statements in this press release may constitute "forward-looking statements" under the federal securities laws. Forward-looking statements contain information that is subject to certain risks, uncertainties, trends and other factors that could cause actual results to be materially different from any future results implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: delays in introducing new products or failure of consumers to accept new products; actions by competitors which may result in mergers, technology improvement or new product introductions; the dependence on certain national chain drug stores, food stores and mass merchandiser relationships due to the concentration of sales generated by such chains; changes in fashion-oriented color cosmetic trends; the effect on sales of lower retailer inventory targets; the effect on sales of political and/or economic conditions; the Company's estimates of costs and benefits, cash flow from operations and capital expenditures; interest rate or foreign exchange rate changes affecting the Company and its market sensitive financial instruments including the Company's qualitative and quantitative estimates as to market risk sensitive instruments; changes in product mix to products which are less profitable; shipment delays; depletion of inventory and increased production costs resulting from disruptions of operations at any of our manufacturing or distribution facilities; foreign currency fluctuations affecting our results of operations and the value of our foreign assets and liabilities; the relative prices at which we sell our products and our foreign competitors sell their products in the same market; our operating and manufacturing costs outside of the United States; changes in the laws, regulations and policies, including changes in accounting standards, that effect, or will effect, us in the United States and/or abroad; and trends in the general economy. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Without limitation, use of the following words is intended to identify forward-looking statements:
"may," "will," "should," "expect," "anticipate," "estimate," "intend," "plan," or "continue" or the negative thereof or other variations thereon. For further information on factors which could impact the Company and the statements contained herein, please refer to the Company's filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained or incorporated by reference therein and quarterly reports on Form 10-Q. Filings with the Securities and Exchange Commission are available on the Company's website at www.dellabs.com.


CONTACT:
         Enzo J. Vialardi
         Executive Vice President and Chief Financial Officer
         Del Laboratories, Inc.
         565 Broad Hollow Road
         Farmingdale, New York  11735
         (516) 844-2050